Exhibit 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2007

Company Reports Positive Comparable Restaurant Sales

FOR IMMEDIATE RELEASE	CONTACT:JILL PETERS
(818) 871-3000

Calabasas Hills, CA — April 24, 2007 — The Cheesecake Factory Incorporated (Nasdaq: CAKE) today reported financial results for the first quarter of fiscal 2007, which ended on April 3, 2007.

Total revenues increased 16% to $356.6 million from $306.7 million in the first quarter of fiscal 2006.  Net income and diluted net income per share were $18.4 million and $0.24, respectively.

Operating Results

Comparable restaurant sales increased 0.4% in the first quarter of fiscal 2007 in spite of inclement weather in many parts of the country during the quarter.  Excluding the estimated weather impact of approximately $2.8 million, comparable restaurant sales would have increased 1.2%.

By concept, comparable restaurant sales were flat at The Cheesecake Factory and increased 7.0% at Grand Lux Cafe in the first quarter of fiscal 2007.  Comparable restaurant sales would have increased 0.8% at The Cheesecake Factory and 7.6% at Grand Lux Cafe excluding the weather-related impact.

“We are very pleased that we maintained positive comparable restaurant sales in the first quarter despite a continued challenging operating environment for many casual dining companies and the severe winter weather impacting much of the country during the quarter,” said David Overton, Chairman and CEO.  “Our new restaurant openings from the fourth quarter of 2006 continue to deliver solid results, and Grand Lux Cafe added another quarter of strong comparable sales growth.”

As previously disclosed, the Company secured a $200 million revolving line of credit and entered into an accelerated share repurchase program in the first quarter of fiscal 2007.  Approximately $0.5 million in interest expense was recognized in the first quarter on outstanding debt of $150 million.

New Restaurant Openings

The Company opened a Grand Lux Cafe in Aventura, Florida in the first quarter and maintains its new restaurant opening target for fiscal 2007 of as many as 21 new restaurants, including five Grand Lux Cafes. The Company anticipates opening two Cheesecake Factory restaurants during the second quarter of fiscal 2007, including its Brandon, Florida location, which opened yesterday. The Company will provide an update as to the expected number and timing of the remaining restaurant openings when it releases financial results for the second quarter of fiscal 2007.

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Conference Call and Webcast

A conference call to review the results for the first quarter of fiscal 2007 will be held on Tuesday, April 24, 2007 at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through May 23, 2007.  To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page, and select the links for “Financial Information” and “Webcasts.”

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 124 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.50.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates nine upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are generally identified by words, such as “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company’s control.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to risks and uncertainties due to factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended
Consolidated Statements of Operations	April 3, 2007		April 4, 2006
		Percent of		Percent of
	Amount	Revenues	Amount	Revenues
Revenues	$356,583	100.0%	$306,719	100.0%
Costs and expenses:
Cost of sales	89,560	25.1%	76,948	25.1%
Labor expenses	118,840	33.3%	99,427	32.4%
Other operating expenses	84,794	23.8%	72,210	23.5%
General and administrative expenses	19,472	5.5%	15,737	5.1%
Depreciation and amortization expenses	15,390	4.3%	12,404	4.1%
Preopening costs	3,084	0.9%	4,297	1.4%
Total costs and expenses	331,140	92.9%	281,023	91.6%
Income from operations	25,443	7.1%	25,696	8.4%
Interest income, net	585	0.2%	1,524	0.5%
Other income, net	267	0.1%	1,654	0.5%
Income before income taxes	26,295	7.4%	28,874	9.4%
Income tax provision	7,889	2.2%	9,600	3.1%
Net income	$18,406	5.2%	$19,274	6.3%

Basic net income per share	$0.24		$0.24
Basic weighted average shares outstanding	77,022		78,919

Diluted net income per share	$0.24		$0.24
Diluted weighted average shares outstanding	78,165		80,540

Selected Segment Information
Revenues:
Restaurants	$343,081		$293,837
Bakery	24,940		22,346
Intercompany bakery sales	(11,438)		(9,464)
	$356,583		$306,719
Income from operations:
Restaurants	$42,121		$39,957
Bakery	4,107		3,038
Corporate	(20,785)		(17,299)
	$25,443		$25,696

Selected Consolidated Balance Sheet Information		April 3, 2007		January 2, 2007
Cash and cash equivalents		$ 29,770		$ 44,790
Investments and marketable securities		72,164		89,524
Total assets		999,415		1,039,731
Total liabilities		461,864		328,189
Stockholders’ equity		537,551		711,542

		13 Weeks Ended		13 Weeks Ended
Supplemental Information		April 3, 2007		April 4, 2006
Comparable restaurant sales percentage change (1)		0.4%		-1.3%
Restaurants opened during period		1		2
Restaurants open at period-end		133		113
Restaurant operating weeks		1,720		1,449

(1)            Includes The Cheesecake Factory and Grand Lux Cafe restaurants

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